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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 6, 2008
G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

5995 Opus Parkway, Minnetonka, MN		55343

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (952) 912-5500
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 2.02. Results of Operations and Financial Condition.
On October 6, 2008, G&K Services, Inc. issued a press release announcing specific actions taken to reduce expenses in light of the continued difficult economic environment, adjustments to certain reserves and updated guidance for fiscal 2009 first quarter revenue and earnings per diluted share results. A copy of the press release is furnished as Exhibit 99.1 hereto.
G&K Services will host an investor conference call at 4:30 p.m. Central Daylight Time today, October 6, 2008 to discuss today’s announcement. To access the call, please dial (866)259-7123 (U.S.) or (703)639-1220 (international) and reference conference 1292465. The conference call will also be webcast live on the investor relations section of the company’s website at www.gkservices.com. For those unable to listen live, an audio replay of the event will be archived on the company’s website
The information in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
99.1	Press release (furnished)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2008	By	/s/ Jeffrey L. Wright
Jeffrey L. Wright
	Its	Senior Vice President and Chief Financial
Officer